Exhibit 23.1


Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO - MONTREAL

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The undersigned, Schwartz Levitsky Feldman llp, hereby consents to the use of our name and the use of our opinion dated March 30, 2007 on the financial statements of Hydrogen Hybrid Technologies Inc. (the "Company") for the fiscal year ended September 30, 2006 included in its Registration Statement on Form SB-2 being filed by the Company.

                                    /s/ Schwartz Levitsky Feldman LLP
                                    ---------------------------------

Toronto, Ontario, Canada                             Chartered Accountants
July 23, 2007                                  Licensed Public Accountants



       1167 Caledonia Road
       Toronto, Ontario  M6A 2X1
       Tel:  416-785-5353
       Tel:  416-785-5663

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